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                                  EXHIBIT 23.3


                              KPMG PEAT MARWICK LLP





                        Independent Accountants' Consent


The Board of Directors
Glacier Bancorp, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP


Billings, Montana
November 20, 1998